Exhibit 10.11

STOCK RESTRICTION AGREEMENT

This STOCK RESTRICTION AGREEMENT, dated as of September 28, 2012 (this “Agreement”), is entered into by and among Workday, Inc., a Delaware corporation (the “Company”), David A. Duffield, in his capacity as an individual founder of the Company and as trustee of the David A. Duffield Trust (“Duffield”), and Aneel Bhusri, in his capacity as an individual founder of the Company and as trustee of the Aneel Bhusri Grantor Retained Annuity Trust DTD September 13, 2011 (“Bhusri” and, together with Duffield, the “Founders”).

RECITALS

WHEREAS, the Founders hold Class B Common Stock of the Company, par value $0.001 per share (the “Class B Common Stock”);

WHEREAS, the Founders have determined that, in order to assure the Company’s shareholders, customers, employees and other stakeholders of continuity in the event a Founder dies or becomes Incapacitated, it is in the best interest of the Founders and the Company for the Founders to agree to certain restrictions on the transfer of their Class B Common Stock; and

WHEREAS, the Company and the Founders desire to enter into this Agreement, which, among other things, sets forth certain conditions on the transfer of the Founders’ Class B Common Stock following the death of a Founder and during any period when a Founder is Incapacitated;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Defined Terms. As used herein the following terms shall have the following meanings:

“beneficial owner” or “beneficially own” has the meaning given to such term in Rule 13d-3 under the Exchange Act, and a Founder’s beneficial ownership of Class B Common Stock shall be determined in accordance with the provisions of such Rule, disregarding, however, the voting rights and proxies granted under the Voting Agreement.

“Board” means the Board of Directors of the Company.

“Charter” means the Company’s Restated Certificate of Incorporation.

“Class A Common Stock” means the Class A Common Stock of the Company, par value $0.001 per share.

“Class B Common Stock” has the meaning set forth in the Recitals.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Covered Share” means, with respect to a Founder, each share of Class B Common Stock that such Founder or his Permitted Transferees beneficially owns or hereafter acquires from time to time, whether upon the exercise of options or convertible securities or by means of an exchange, dividend, substitution, distribution, stock split or otherwise, and, for the purpose of determining Bhusri’s Covered Shares, excluding Class B Common Stock beneficially owned directly or indirectly by Greylock Partners unless and until such Class B Common Stock is distributed or otherwise Transferred to Bhusri or a Permitted Transferee of Bhusri.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means any Founder and any Permitted Transferee that holds Covered Shares.

“Incapacitated” has the meaning set forth in the Voting Agreement.

“Permitted Transferee” has the meaning set forth in the Charter.

“Person” means any individual or entity, including without limitation a corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or any Group comprised of two or more of the foregoing.

“Transfer” means, with respect to a Covered Share, directly or indirectly, any sale, assignment, transfer by bequest, devise or descent, conveyance (including a conveyance in trust) or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A Transfer includes, without limitation, a transfer of the Covered Share to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) and the transfer of, or entering into an agreement with respect to, Voting Control over the Covered Share by proxy or otherwise; provided, however, that the following will not be considered a Transfer:

(a) the grant of a proxy by a Founder to a Designated Proxyholder;

(b) the grant of a revocable proxy to officers or directors of the Company at the request of the Board, in connection with actions to be taken at an annual or special meeting of stockholders or in connection with any action by written consent of the stockholders solicited by the Board (if action by written consent of stockholders is permitted at such time under the Charter);

(c) the issuance by the Company of any shares of Class B Common Stock pursuant to the exercise of options, warrants, securities or rights that are exercisable or exchangeable for, or convertible into, Class B Common Stock;

(d) an encumbrance, hypothecation or pledge of the Covered Share by a holder of the Covered Share in connection with a bona fide loan or indebtedness transaction prior to an event of default or other event that gives any other person the right to vote or control the disposition of the Covered Share subject to such encumbrance, hypothecation or pledge; or

(e) any acquisition or disposition (including by judicial determination) of a community property interest in the Covered Share that does not result in a disposition by a holder the Covered Share of either his or her economic interest in such Covered Share or an acquisition of exclusive Voting Control by another person (including the spouse or former-spouse of such holder) of the Covered Share.

“Voting Agreement” means that certain Voting Agreement, dated as of September 28, 2012 by and between the Founders.

“Voting Control” means, with respect to a Covered Share, the power (whether exclusive or shared) to vote or direct the voting of the Covered Share by proxy, voting agreement or otherwise.

SECTION 1.2. Other Definitional Provisions. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

TRANSFER RESTRICTIONS

SECTION 2.1. Restrictions on Transfer and Conversion. Following the death of a Founder, no Permitted Transferee, or while a Founder is Incapacitated no personal representative acting on behalf of such Founder shall:

(a) Transfer any Covered Shares to any Person other than a Founder or a Founder’s Permitted Transferees that would, following such Transfer and the conversion of the Covered Shares subject to such Transfer, beneficially own more than ten percent (10%) of the total outstanding Class A Common Stock; or

(b) effect the conversion of any Covered Share into Class A Common Stock, except in connection with a Transfer of the entire economic interest in such Covered Share to a Person that is not a Permitted Transferee.

SECTION 2.2. Legends. The Company shall cause each certificate representing shares of the Covered Shares to bear the following legend:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT AND A STOCK RESTRICTION AGREEMENT BY AND AMONG CERTAIN STOCKHOLDERS OF THE COMPANY (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY) WHICH INCLUDES PROVISIONS AFFECTING THE STOCKHOLDER’S VOTING RIGHTS AND RESTRICTING HIS OR HER RIGHT TO TRANSFER THE SHARES EVIDENCED HEREBY, AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT AND STOCK RESTRICTION AGREEMENT.”

SECTION 2.3. Transfers. Any Transfer or attempted Transfer of Covered Shares in violation of any provision of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company.

SECTION 2.4. Conversion Rights. Nothing in this Agreement shall restrict or limit in any way the rights of a Founder during his lifetime while not Incapacitated to convert shares of Class B Common Stock to Class A Common Stock in accordance with the Charter or to vote in favor of the conversion of the Class A and Class B Common Stock to a single class of common stock.

SECTION 2.5. Consent of Spouse. If a Founder is married on the date of this Agreement, such Founder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit A hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Founder’s Covered Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Founder should marry or remarry subsequent to the date of this Agreement, he will notify the other Founder within 30 days of marriage and, on request of the Company, such Founder shall within thirty days thereafter obtain his new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same. The Company and the Founders agree that the shares of capital stock of the Company held separately in the name of a Founder’s spouse or in the name of a Founder’s spouse’s trust are not bound by this Agreement or by the spouse’s execution of the Consent of Spouse.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS

Each party hereto hereby represents and warrants, severally and not jointly, that:

SECTION 3.1. Due Authorization. The party has all requisite power and authority to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by or on behalf of the party and constitutes a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought.

SECTION 3.2. No Conflicts; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the party does not, and the performance of this Agreement by the party will not, (i) conflict with or violate any agreement or other similar documents to which the party is a party, (ii) conflict with or violate any law applicable to the party or by which the party or any of the party’s properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of the party, including, without limitation, any Covered Shares held by the party, pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the party is a party or by which the party or any of the party’s assets is bound or affected.

(b) The execution and delivery of this Agreement by the party does not, and the performance of this Agreement by the party will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than required filings under the rules and regulations of the Exchange Act, the Securities Act of 1933, as amended, or any state or federal securities laws), domestic or foreign.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Termination. This Agreement shall terminate and be of no further force and effect upon the earlier of (i) the conversion of the Common Stock into a single class of common stock; and (ii) the time at which neither of the Founders nor any of their Permitted Transferees beneficially owns any of the Class B Common Stock. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

SECTION 4.2. Waivers. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of either party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

SECTION 4.3. Specific Performance. Each party acknowledges that if such party fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to the other parties for which money damages would not be an adequate remedy. In such event, each party agrees that the other parties shall have the right, in addition to any other rights they may have, to specific performance of this Agreement. Accordingly, if a party should institute an action or proceeding seeking specific enforcement of the provisions hereof, the other parties hereby waive the claim or defense that party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each party further waives any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

SECTION 4.4. Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or electronic mail, upon written confirmation of receipt by facsimile, electronic mail or otherwise, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier service or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) If to the Company:

With a copy to:

And a copy to:

Workday, Inc.

Attn: Jim Shaughnessy, Esq.

6230 Stoneridge Mall Road

Pleasanton, CA 94588

(b) If to Duffield:

With a copy to:

And a copy to:

Workday, Inc.

Attn: Jim Shaughnessy, Esq.

6230 Stoneridge Mall Road

Pleasanton, CA 94588

(c) If to Bhusri:

With a copy to:

And a copy to:

Workday, Inc.

Attn: Jim Shaughnessy, Esq.

6230 Stoneridge Mall Road

Pleasanton, CA 94588

SECTION 4.5. Expenses. The Company agrees to pay all fees, costs and expenses incurred in connection with this Agreement, the Voting Agreement, and the transactions contemplated hereby and thereby, including reasonable legal fees of the Founders.

SECTION 4.6. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 4.7. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

SECTION 4.8. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter of this Agreement. Notwithstanding any oral agreement or course of action of the parties or their representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

SECTION 4.9. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

SECTION 4.10. Assignment. All authority conferred herein shall survive the death of a Founder, and the determination that a Founder is Incapacitated. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors, assigns, heirs, executors, trustees, personal representatives and administrators of the parties. Any successors, assigns, heirs, executors, trustees, personal representatives and administrators of any Founder, including without limitation, a Permitted Transferee of any Founder, shall, if requested by a Founder, deliver to such Founder a counterpart signature page hereto pursuant to which such successor, assign, heir, executor, trustee, personal representative and/or administrator shall confirm its agreement to be subject to and bound by all of the provisions set forth in this Agreement.

SECTION 4.11. Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

SECTION 4.12. Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the

Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

SECTION 4.13. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 4.14. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 4.15. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

WORKDAY, INC.

/s/ James P. Shaughnessy
By: James P. Shaughnessy

DAVID A. DUFFIELD, in his capacity as a Founder

/s/ David A. Duffield

ANEEL BHUSRI, in his capacity as a Founder

/s/ Aneel Bhusri

DAVID A. DUFFIELD, in his capacity as the Trustee for the David A. Duffield Trust

/s/ David A. Duffield

ANEEL BHUSRI, in his capacity as trustee of the Aneel Bhusri Grantor Retained Annuity Trust DTD September 13, 2011

/s/ Aneel Bhusri

EXHIBIT A

CONSENT OF SPOUSE

I, [            ], spouse of [            ], acknowledge that I have read the Stock Restriction Agreement, dated as of [                     , 20    ], to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein. Any shares of capital stock of the Company held in my name or in the name of my trust are not bound by this Agreement or by my execution of this Consent of Spouse.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated: